SECOND AGREEMENT OF AMENDMENT TO AGREEMENT to Exchange Stock

The Catapult Group, Inc., a Georgia corporation ("Catapult") with its principal place of business in Norcross, GA, the shareholders of Catapult, all of whom are signatories hereto (collectively, the "Catapult Shareholders"), and Envirometrics, Inc., a Delaware corporation ("EVRM") with its principal place of business in Charleston, SC. hereby agree to amend the Plan and Agreement to Exchange Stock (the "Agreement") executed by them as of February 16, 2000 in accordance with Section 12.8 thereof in the following respects:


1st Amendment

Section 2.3 thereof, as amended, is hereby amended to read as follows, effective as of the date hereof:

Section 2.3 The Closing.

The "Closing" shall mean the consummation of the exchange of EVRM Shares and the Catapult Shares, as set forth in Sections 2.1 and 2.2 above, as well as the consummation of any other transactions which are contemplated by this Agreement to occur at Closing. Closing shall take place no later June 30, 2000 or within Five (5) days following the date upon which all of the conditions precedent contained in Articles 8 and 9 of this Agreement have occurred, at 10:00 a.m., local time, at 3475 Lenox Rd. NE, Suite 995, Atlanta, GA 30326, or at such other time and place as the parties may agree in writing. The date the Closing actually occurs is the "Closing Date."

2nd Amendment

Schedule 1 to the Agreement containing the names of the Catapult Shareholders is hereby deleted and replaced in its entirety by the revised Schedule 1 attached hereto as Exhibit "A" and thereby made a part hereof, effective as of the date hereof.

3rd Amendment

Schedule 2.1 to the Agreement containing the names of the Catapult Shareholders and their respective shareholdings is hereby deleted and replaced in its entirety by the revised Schedule 2.1 attached hereto as Exhibit "B" and thereby made a part hereof, effective as of the date hereof.

4th Amendment

Schedule 3.10 to the Agreement containing information regarding EVRM share ownership is hereby deleted and replaced in its entirety by the revised Schedule
3.10 attached hereto as Exhibit "C" and thereby made a part hereof, effective as of the date hereof.

5th Amendment

Schedule 4.2 to the Agreement is hereby deleted and replaced in its entirety by the revised Schedule 4.2 attached hereto as Exhibit "D" and thereby made a part hereof, effective upon the receipt by Catapult and EVRM of the Notice of Cancellation and Redemption referred to in the Catapult Board of Directors' Resolution of May 2, 2000.

All of the other provisions of the Agreement shall remain the same.


IN WITNESS WHEREOF the parties have executed this Amendment as of the 5th day of May, 2000.


Attest:                   The Catapult Group, Inc.

_________________________ By: ________________________________
Title:                    Bryan M. Johns, Chief Executive Officer
[SEAL]

Attest:                   Envirometrics, Inc.

_________________________ By: ________________________________
Title:                    Walter H. Elliott III, Chief Executive Officer
[SEAL]




                          The Catapult Shareholders:


                          ___________________________________
__________________________Bryan M. Johns
Witness
                          ___________________________________
__________________________Robert Y. Duke
Witness
                          ___________________________________
__________________________Arnold Johns
Witness
                          __________________________________
__________________________Jake Cantrell
Witness
                          ___________________________________
__________________________Ronald Potts
Witness
                          Anguilla Equity Partners, Inc.
Attest:
                          By: ___________________________, Authorized Signatory
_________________________ Name:
Title:
[SEAL]                    Cambridge Capital Group, Inc..

Attest:                   By: ___________________________, Authorized Signatory
                          Name:
_________________________
Title:                    Cambridge Investments, Ltd.
[SEAL]
                          By: ___________________________, Authorized Signatory
Attest:                   Name:
_________________________ Osprey Investments, Ltd..
Title:
[SEAL]                    By: ___________________________, Authorized Signatory
                          Name:
Attest:
                          Stonehedge Investments, LLC.
_________________________
Title:                    By: ___________________________, Authorized Signatory
[SEAL]                    Name:

Attest:                   Sonoma Investments, LLC.

_________________________ By: ___________________________, Authorized Signatory
Title:                    Name:
[SEAL]

Attest:

_________________________
Title:
[SEAL]